Exhibit 99.1

Open Text and IXOS Announce Business Combination to form the World’s

Largest ECM Software Vendor

Positioned For Accelerated Growth In One Of The Most Dynamic Software Sectors

Waterloo, ON—2003-10-21—Open Text™ Corporation (Nasdaq: OTEX, TSX: OTC) and IXOS SOFTWARE AG (Nasdaq: XOSY, Frankfurt: XOS) today announced that they have entered into a business combination agreement in which a wholly owned subsidiary of Open Text will acquire all of the issued and outstanding shares of IXOS. The transaction will proceed via a tender offer for cash consideration of either 9 Euro per share (approximately US$10.46) or 0.2610 of an Open Text share for each share of IXOS tendered. The Open Text share will include a warrant to purchase 0.0742 of an Open Text share for up to one year after closing the transaction, with a strike price of US $41.50 per share. The cash consideration represents a 34% premium based on the three months volume weighted average prior to the announcement.

The management and supervisory board of IXOS, and the Open Text board of directors both unanimously support the business combination agreement. The major shareholder of IXOS, holding approximately 25% of its shares, has entered into agreement with Open Text to support the transaction. The tender offer will be subject to certain conditions including regulatory approvals and approval of the issuance of shares by Open Text shareholders. The Companies expect the tender offer transaction to close in the next 120 days. The above share and warrant ratios and numbers will be adjusted at closing to reflect the 2-for-1 share split announced by Open Text to take effect on October 29, 2003.

With the completion of the tender offer, the combined company will become the world’s largest Enterprise Content Management (ECM) solutions provider. This area is currently considered as one of the most dynamic sectors of the IT industry and this agreement positions the combined company for significant growth. ECM is the technology used to create, capture, customize, deliver, manage and archive content across the enterprise.

Open Text and IXOS are each major providers of ECM software with complementary solutions used in many Global 2000 companies. Open Text is considered a market leader in collaboration and knowledge management. Waterloo-based Open Text has approximately 1200 employees and had revenues of US$178 million in the last fiscal year. IXOS is a leader in content management and archiving and is currently considered to be Europe’s number one provider of ECM. Munich-based IXOS has approximately 900 employees and revenues of US$145 million in fiscal year 2002/2003.

“As the market continues to consolidate, we’re focused on developing the most complete solutions to meet the needs of our customers, and expanding our worldwide presence as a leader in ECM,” said Tom Jenkins, CEO of Open Text. “By combining Open Text and IXOS, we can offer customers an ideal combination of technologies, solution flexibility and platform choice, all delivered from a single, financially stable company they can partner with for the long term. Looking ahead, we will work with the team at IXOS to complete this transaction and integrate our solutions. With more than 2,000 employees worldwide, including more than 500 developers, we are, indeed, a force to be reckoned with in this dynamic market.”

Under the business combination agreement, it is intended that Open Text will be organized into two divisions. The North American-based division, with operational headquarters in Chicago, will have global responsibility for collaboration and knowledge management solutions as well as North American responsibility for operations. The European-based division, headquartered in Munich, will have global responsibility for content management and archiving as well as European responsibility for operations. Gauss Interprises AG, which was recently acquired by Open Text, will also be part of the European content management division. IXOS’ CEO Robert Hoog will become head of the European organization for Open Text.

According to Hoog, “This is the right next step for Open Text and IXOS. We are excited about the new opportunities this agreement will bring. By combining our complementary technologies, we will be able to offer one-stop-shopping for comprehensive ECM solutions designed to manage the complete lifecycle of information across the organization, from creation to archiving. We believe this is good news for IXOS’ customers as it protects their investment in our technology.”

Customers will gain access to a wide range of new technologies to manage growing volumes of information and improve collaboration. IXOS customers will gain access to Open Text’s leading collaborative solutions, and Open Text’s customers will gain access to IXOS’ content archiving and management software. The companies’ solutions will cover every phase of the cycle of information management in a large organization: collaborative creation of content; publishing of content inside and outside the enterprise; processing of information throughout the enterprise; and providing reliable, secure and compliant long-term storage. The solutions will also integrate the key sources of information and drivers of business processes: ERP, CRM and e-mail systems. These integrated capabilities have become essential for large companies facing the increasing demands of corporate governance laws and other industry regulations worldwide. By providing the most comprehensive solution for ECM, Open Text and IXOS are positioned to leverage their large, installed customer base, realize significant cross and up-selling opportunities and accelerate growth worldwide.

Teleconference Call

Tom Jenkins, CEO of Open Text and Robert Hoog, CEO of IXOS invite the public to listen to the companies’ teleconference call today to discuss the agreement.

Date:	Tuesday, October 21, 2003

Time:	10:30 a.m. EST/7:30 a.m. PST /4:30 CET

Length:	45 minutes, approximately

Where:	416-640-1907

Web cast	www.newswire.ca/webcast/viewEventCNW.html?eventID=669680

Please dial the above number approximately 10 minutes before the teleconference is scheduled to begin. The operator will take your name and connect your line with the meeting.

There will be slides available on the company IR web sites that will assist with the conference call presentation. These slides can be downloaded from http://www.opentext.com/download/livelinkdownload.html?path=corporate/investor/presentation/ixos-concall-pressrelease-presentaion-shortform.ppt and www.ixos.de.

Replay will be available by calling 416-640-1917 beginning October 21, from 12:30 p.m. ET thru 12:00 p.m. ET on November 4, 2003. The pass code for the replay is #21022698.

For more information and playback instructions please see the Open Text Website at: www.opentext.com/events/event.html?id=35169.

Forward-Looking Statements

This press release may contain “forward-looking statements” relating to the proposed acquisition of IXOS and the future performance of Open Text Corporation (the “Company”). Forward-looking statements are neither promises nor guarantees, but are subject to risks, uncertainties and other factors that may cause the actual completion and integration of the transaction and the actual results, performance or achievements of IXOS or the Company, or developments in IXOS’ or the Company’s business or its industry, to differ materially from the anticipated completion and integration of the transaction and the anticipated results, performance, achievements or developments expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to:

•	risks involved in whether and when the proposed acquisition will be completed and, if completed, in the integration of IXOS into the Company;
•	costs related to the business combination;
•	the satisfaction of closing conditions including the receipt of regulatory approvals;

•	expected cost savings from the acquisition may not be fully realized or realized within the expected time frame;
•	revenue of the combined company may be lower than expected;
•	the possibility of technical, logistical or planning issues in connection with deployments;
•	costs or difficulties related to obtaining stockholder approval for completing the acquisition, if obtained at all;
•	legislative or regulatory changes may adversely affect the businesses in which the companies are engaged;
•	economic and political conditions in the United States and abroad; and
•	changes may occur in the securities or capital markets.

More detailed discussion of these and other important risk factors can be found in the sections entitled “Business”, “Quantitative and Qualitative Disclosure About Market Risk” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in documents filed by the Company with the SEC, the Ontario Securities Commission and other securities regulatory authorities across Canada, including the Company’s Report on Form 10-K for the fiscal year ended June 30, 2003. Forward-looking statements in this press release are based on management’s beliefs and opinions at the time the statements are made, and there should be no expectation that these forward-looking statements will be updated or supplemented as a result of changing circumstances or otherwise, and the Company and IXOS disavow and disclaim any obligation to do so.

About Open Text

Since 1991, Open Text Corporation has delivered innovative ECM software that brings people together to share knowledge, achieve excellence, deliver innovation, and enhance processes. Its legacy of innovation began with the successful deployment of the world’s first search engine technology for the Internet. Today, as the leading global supplier of collaboration and content management software for the enterprise, Open Text supports fifteen million seats across 10,000 corporate deployments in 31 countries and 12 languages throughout the world. As a publicly traded company, Open Text manages and maximizes its resources and relationships to ensure the success of great minds working together. For more information, visit www.opentext.com.

About IXOS

IXOS SOFTWARE AG is a leading provider of enterprise content management solutions. IXOS solutions optimize and expedite business processes, reduce costs, minimize risk and enhance the competitiveness of companies. In addition to its product portfolio, IXOS offers a broad spectrum of services, including 24x7 support and a global team of highly qualified consultants. Another advantage is its close partnerships with leading international IT providers. Large corporations in widely varied industries have chosen IXOS as a dependable, strategic partner. There are approximately 3,000 successful installations worldwide. Around 2 million users enjoy the benefits of IXOS document management solutions. IXOS SOFTWARE AG shares are traded in the Prime Standard Segment of the Frankfurt, Germany stock exchange using the ticker symbol “XOS” (WKN 506150; ISIN: DE0005061501). In the U.S., American Depositary Shares (ADSs) are traded on the NASDAQ stock exchange using the ticker symbol “XOSY”.

Trademark

Copyright (C)(C) 2003 by Open Text Corporation. LIVELINK and OPEN TEXT are trademarks or registered trademarks of Open Text Corporation in the United States of America, Canada, the European Union and/or other countries. This list of trademarks is not exhaustive. Other trademarks, registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text Corporation or other respective owners. IXOS is a trademark or registered trademark of IXOS SOFTWARE AG. All other trademarks are the property of their respective owners.

For more information, please contact

Anne Marie Rahm

Director, Investor Relations

Open Text Corporation

+1-617-204-3359

arahm@opentext.com

Gala Conrad

Director, Investor Relations

IXOS Software AG

+49 89 46292200

gala.conrad@ixos.de

Richard Maganini

Director, Public Relations

Open Text Corporation

+1-847-267-9330 ext.4266

rmaganin@opentext.com

Greg Secord

Director, Investor Relations

Open Text Corporation

+1-519-888-7111 ext.2408

gsecord@opentext.com